EXHIBIT 21.2
Braemar Hotels & Resorts, Inc.
Special Purpose Entities Listing as of December 31, 2023

Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford San Francisco II LP
Ashford Seattle Waterfront LP
CHH Capital Hotel Partners LP
CHH Torrey Pines Hotel Partners LP
Ashford TRS Philadelphia Annex LLC
CHH Capital Tenant Corp.
CHH Torrey Pines Tenant Corp.
CHH Capital Hotel GP LLC
CHH Torrey Pines Hotel GP LLC
Ashford Chicago LP
Ashford Chicago GP LLC
Ashford TRS Chicago II LLC
Ashford Pier House LP
Ashford Pier House GP LLC
Ashford TRS Pier House LLC
Ashford Pier House Mezz B LLC
Ashford Pier House Mezz A LLC
Ashford TRS Pier House Mezz B LLC
Ashford TRS Pier House Mezz A LLC
Ashford Yountville LP
Ashford Yountville GP LLC
Ashford TRS Yountville LLC

Ashford Thomas LLC
RC Hotels (Virgin Islands), Inc.
Ashford SF GP LLC
Ashford TRS SF LLC
Ashford BC LP
Ashford BC GP LLC
Ashford TRS BC LLC
Ashford Yountville Holding Company LLC
Ashford Yountville II GP LLC
Ashford Yountville II LP
Ashford TRS Yountville Holding Company LLC
Ashford TRS Yountville II LLC
Ashford Sarasota Holding Company LLC
Ashford Sarasota GP LLC
Ashford Sarasota LP
Ashford TRS Sarasota Holding Company LLC
Ashford TRS Sarasota LLC
Ashford TRS Sarasota Residence LLC
Ashford Seattle Waterfront GP LLC
Ashford TRS Seattle Waterfront LLC
Ashford Chicago Senior Mezz LLC
Ashford Chicago Junior Mezz LLC
Ashford TRS Chicago Senior Mezz LLC
Ashford TRS Chicago Junior Mezz LLC
BHR Tahoe LP
BHR Tahoe GP LLC
BHR TRS Tahoe LLC

BHR TRS Tahoe East LLC
BHR Beverly Hills GP LLC
BHR TRS Beverly Hills LLC
BHR Beverly Hills LP
BHR Dorado LLC
BHR Dorado Holding LLC
BHR TRS Dorado LLC
BHR TRS Dorado Holding LLC
BHR Scottsdale LP
BHR Scottsdale GP LLC
BHR TRS Scottsdale LLC
BHR Scottsdale Storage LLC